Execution Version

AMENDMENT

TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) is made by and among HCSB Financial Corporation, a South Carolina corporation (the “Company”), Horry County State Bank (the “Bank”), a South Carolina state-chartered commercial bank, which is a wholly owned subsidiary of the Company (the Company and the Bank collectively referred to herein as the “Employer”), and Janet H. Hollar, an individual resident of South Carolina (the “Executive”). This Agreement amends that certain Amended and Restated Employment Agreement between the Employer and the Executive, dated March 21, 2017. This Amendment is dated April 19, 2017 and takes effect on the consummation of the Merger (the “Effective Date”) referenced below; provided, however, that in the event this Amendment becomes void because of a failure to consummate the Merger, the Amended and Restated Employment Agreement shall not be amended and shall remain in full force and effect as before this Amendment.

WHEREAS, the Employer and the Executive entered into an employment agreement, dated February 29, 2016, whereby the Executive agreed to serve as Chief Executive Officer of the Company and the Bank;

WHEREAS, the Employer and the Executive entered into an noncompete agreement, dated May 26, 2016, whereby the Executive agreed to certain restrictive covenants;

WHEREAS, the Employer and the Executive entered into an Amended and Restated Employment Agreement, dated March 21, 2017, whereby the parties consolidated the noncompete agreement into the employment agreement and amended certain other severance provisions;

WHEREAS, the Company has entered into an Agreement and Plan of Merger dated April 19, 2017 (the “Merger Agreement”) with United Community Banks, Inc. (“UCBI”), a Georgia corporation, pursuant to which the Company will merge with and into UCBI, with UCBI as the surviving entity (the “Merger”); and

WHEREAS, the parties now desire to amend the Amended and Restated Agreement to extend the term of the restrictive covenants thereunder for an additional year assuming the closing of the Merger.

NOW, THEREFORE, the Company, the Bank, and the Executive do hereby agree as follows:

1. Section 9 of the Amended and Restated Agreement is hereby amended by replacing all references to “12 months” within such section with “24 months.”

2. All other terms and conditions of the Amended and Restated Agreement, except as modified herein, shall remain in full force and effect and shall be binding on the parties hereto, their heirs, successors and assigns.

[Signatures appear on following page.]

Execution Version

IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to be executed and its respective seals to be affixed hereunto by its respective officers thereunto duly authorized, and the Executive has signed and sealed this Amendment, effective as of the date described above.

HCSB FINANCIAL CORPORATION

ATTEST:

By:	/s/ J. Rick Patterson	By:	/s/ Michael S. Addy

Name:	J. Rick Patterson	Name:	Michael S. Addy

		Title:	Board Chairman

HORRY COUNTY STATE BANK
ATTEST:

By:	/s/ Michael S. Addy	By:	/s/ J. Rick Patterson

Name:	Michael S. Addy	Name:	J. Rick Patterson

		Title:	Chief Operating Officer

EXECUTIVE

/s/ Janet H. Hollar
Janet H. Hollar